UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2007 (April 19, 2007)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4820 Overland Avenue, San Diego, California 92123
(Address of principal executive offices, including zip code)

(858) 571-5555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Condition.

On April 20, 2007, Overland Storage, Inc. (the “Company”) issued a press release announcing, among other things, that it would be reporting earnings for its third fiscal quarter ended March 31, 2007 on April 26, 2007, and that on a preliminary basis, it expects to report net revenue for the quarter of approximately $37.5 million.  The press release also contains information concerning the Company’s restructuring and cost reduction measures.

The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1.

The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 2.05.                                          Costs Associated with Exit or Disposal Activities.

On April 19, 2007, the Company announced that it reduced its employee workforce by 14% worldwide, or 54 employees, in accordance with the Company’s initiatives to reduce costs and restructure its workforce.  Severance costs related to the terminated employees are estimated to be $735,000 and will be recorded and paid in the Company’s fourth fiscal quarter ending June 30, 2007.

Item 9.01.                                          Financial Statements and Exhibits

(d)                                 Exhibits

99.1                           Press release dated April 20, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: April 23, 2007		/s/ Vernon A. LoForti
	By:	Vernon A. LoForti
Vice President & CFO